Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS

THIRD QUARTER 2015 RESULTS

Generated Record Net Income of $9.4 million or $0.33 per diluted common share

Originated new commitments of $230 million

- Subsequent to end of third quarter -

Declared fourth quarter 2015 dividend of $0.25 per common share

Reaffirming full-year 2015 EPS guidance range of $1.12 - $1.18

SEPTEMBER 30, 2015 FINANCIAL RESULTS

Chicago, IL — November 5, 2015 - Ares Commercial Real Estate Corporation (the “Company,” “ACRE,” “we,” or “our”) (NYSE:ACRE), a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments, reported record net income of $9.4 million or $0.33 per diluted common share for the quarter ended September 30, 2015. In addition, the Company announced that its Board of Directors declared a fourth quarter 2015 dividend of $0.25 per common share payable on January 19, 2016 to common stockholders of record on December 31, 2015.

“Our strong third quarter earnings demonstrate continued progress toward achieving our annual earnings goals,” said Robert L. Rosen, Chairman and Interim Co-Chief Executive Officer of ACRE. “Our earnings were driven by continued stable principal lending results as well as both solid production and a favorable product mix in mortgage banking.”

“Given the recent volatility in the credit markets, we are finding our diverse offerings and flexible capital to be a point of differentiation to borrowers,” said John Jardine, President and Co-Chief Executive Officer of ACRE.  “We are witnessing improved terms and incrementally more attractive investment opportunities across the capital structure as market participants search for consistent lenders in the face of recent volatility.”

“Our loan portfolio and balance sheet remain well positioned given our strong credit performance, available liquidity and moderate leverage,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “We expect to have sufficient available cash to repay our convertible notes maturing in December 2015. In addition, we continue to explore debt financing options that could help us further optimize our capital structure.”

2015 GUIDANCE UPDATE

For the year ending December 31, 2015, the Company is reaffirming its estimated net income per diluted common share to be between $1.12 to $1.18.

The Company’s guidance is based upon management’s current expectations regarding (1) the timing and amount of, and returns on, originations in the Principal Lending and Mortgage Banking segments in the Company’s existing pipeline, (2) the timing and amount of repayments in the Principal Lending and Mortgage Banking segments, (3) the availability and cost, including advance rates, of additional debt capital to fund new investments and commitments on existing investments, refinance existing indebtedness and for general corporate working capital purposes, (4) interest rate volatility, (5) change in the fair value of mortgage servicing rights and derivatives held by the Company, (6) taxation associated with the Company’s taxable REIT subsidiaries (“TRS”), including most significantly the TRS that holds the Mortgage Banking segment, (7) changes in the Company’s operating costs and expenses, (8) impact of raising additional debt or equity capital and (9) material acquisitions or dispositions by the Company. The Company’s guidance is also based on current expectations of market conditions, including but not limited to the level of lending and borrowing spreads, the lack of a federal government shutdown and the continuing operation of government agencies, commercial real estate loan volumes and government-sponsored enterprise activity and the judgment of the Company’s management team. There is no guarantee or assurance that such activities will occur as expected or at all. The Company’s earnings estimates are forward-looking statements and are subject to risks and other factors described elsewhere in this press release. The Company will discuss the earnings estimates on its November 5, 2015 conference call. Actual events or conditions may differ materially from these assumptions and therefore, actual results may vary significantly.

THREE MONTHS ENDED SEPTEMBER 30, 2015 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•                  For the three months ended September 30, 2015, net income was $9.4 million or $0.33 per diluted common share, comprised of $6.4 million in net income for the Principal Lending segment and $3.0 million in net income for the Mortgage Banking segment.

•                  For the Principal Lending segment, new originations were $22.1 million in commitments and outstanding principal and an additional $15.2 million of fundings on existing commitments for the three months ended September 30, 2015.  Loan repayments totaled $47.0 million in outstanding principal for the three months ended September 30, 2015.

•                  For the Mortgage Banking segment, originations for the three months ended September 30, 2015 totaled $207.5 million in commitments.

Capital Activities:

•                  In July 2015, the Company exercised a 12-month extension option on the $75.0 million revolving funding facility with City National Bank. The extended maturity date is July 31, 2016.

•                  In August 2015, the Company extended the scheduled repurchase date on the $57.2 million global master repurchase agreement with UBS AG. The extended maturity date is July 6, 2016.

PRINCIPAL LENDING SEGMENT AS OF SEPTEMBER 30, 2015

At September 30, 2015, within its Principal Lending segment, the Company had originated or co-originated 39 loans held for investment (excluding 21 loans totaling $627.2 million in outstanding principal that were repaid or sold since inception) totaling approximately $1.3 billion in commitments and $1.2 billion in outstanding principal, excluding non-controlling interests held by third parties.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions, except percentages):

	As of September 30, 2015
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Interest Rate	Weighted Average Unleveraged Effective Yield (2)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$984.8	$989.8	4.4%	5.0%	1.5
Subordinated debt and preferred equity investments	201.9	204.1	10.7%	11.1%	6.1
Total loans held for investment portfolio (excluding non-controlling interests held by third parties)	$1,186.7	$1,193.9	5.5%	6.0%	2.3

(1)                                 The difference between the Carrying Amount and the Outstanding Principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.  The table above excludes non-controlling interests held by third parties. See reconciliation below of the Carrying Amount as included within the Company’s consolidated balance sheets.

(2)                                 Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of September 30, 2015 as weighted by the Outstanding Principal balance of each loan.

As of September 30, 2015, 90% of the Principal Lending segment’s loans held for investment portfolio consisted of floating rate loans and 83% consisted of senior mortgage loans, respectively (as measured by outstanding principal), excluding non-controlling interests held by third parties.

A reconciliation of ACRE’s loans held for investment portfolio, excluding non-controlling interests, to ACRE’s loans held for investment as shown within its consolidated balance sheets is as follows ($ in millions):

	As of September 30, 2015
	Carrying Amount	Outstanding Principal
Total loans held for investment portfolio (excluding non-controlling interests held by third parties)	$1,186.7	$1,193.9
Non-controlling interest investment held by third parties	83.3	83.3
Loans held for investment	$1,270.0	$1,277.2

Portfolio Diversification Summary as of September 30, 2015 (excluding non-controlling interests held by third parties):

($ in millions, except percentages)

PROPERTY TYPE

	Outstanding Principal	% of Portfolio
Multifamily	$370.9	32%
Office	347.8	29%
Mixed-use	106.8	9%
Retail	103.5	9%
Industrial	100.1	8%
Various	86.7	7%
Healthcare	41.6	3%
Hotel	36.5	3%
Total	$1,193.9	100%

GEOGRAPHIC MIX

	Outstanding Principal	% of Portfolio
Midwest	$281.4	24%
Southeast	231.1	19%
Mid-Atlantic/Northeast	230.3	19%
Southwest	213.2	18%
West	151.2	13%
Diversified	86.7	7%
Total	$1,193.9	100%

MORTGAGE BANKING SEGMENT (ACRE CAPITAL) AS OF SEPTEMBER 30, 2015

For the three months ended September 30, 2015, ACRE Capital originated $207.5 million in total commitments comprised of $45.4 million in Fannie Mae Delegated Underwriting and Servicing (“Fannie Mae”) loans, $139.1 million in Federal Housing Administration (“HUD”) loans and $23.0 million in Federal Home Loan Mortgage Corporation (“Freddie Mac”) loans.

As of September 30, 2015, ACRE Capital’s multifamily servicing portfolio consisted of 977 loans with an unpaid principal balance of $4.7 billion. The carrying value of ACRE Capital’s mortgage servicing rights was $60.1 million at September 30, 2015.

RECENT DEVELOPMENTS, INVESTMENT CAPACITY AND LIQUIDITY

On October 21, 2015, the Company extended the maturity of the $140.0 million revolving master repurchase facility with UBS Real Estate Securities Inc. (“UBS”) to October 21, 2018, which is subject to annual extensions in UBS’ sole discretion.

As of November 3, 2015, ACRE Capital had originated $32.6 million quarter to date in Fannie Mae, Freddie Mac or HUD loan commitments.

As of November 3, 2015, the Company had approximately $70 million in capital, either in cash or in approved but undrawn capacity under the Company’s secured funding agreements.

As of November 3, 2015, the total unfunded commitments for the Company’s existing loans held for investment were approximately $106 million. In addition, borrowings under the Company’s secured funding agreements were approximately $481 million, debt issued in the form of commercial mortgage-backed securities was approximately $62 million, debt issued in the form of collateralized loan obligations was approximately $221 million and debt issued in the form of convertible senior notes that are scheduled to mature in December 2015 was approximately $69 million.

On November 5, 2015, the Company declared a cash dividend of $0.25 per common share for the fourth quarter of 2015. The fourth quarter 2015 dividend is payable on January 19, 2016 to common stockholders of record as of December 31, 2015.

THIRD QUARTER 2015 DIVIDEND

On July 30, 2015, the Company declared a cash dividend of $0.25 per common share for the third quarter of 2015. The third quarter 2015 dividend was paid on October 15, 2015 to common stockholders of record as of September 30, 2015.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, November 5, 2015, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its third quarter 2015 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 8076598 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through November 18, 2015 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10073051. An archived replay will also be available through November 18, 2015 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments. Through Ares Commercial Real Estate Corporation’s national direct origination platform, it provides a broad offering of flexible financing solutions for commercial real estate owners and operators. Through ACRE Capital LLC, Ares Commercial Real Estate Corporation’s mortgage banking subsidiary, it originates and services multifamily residential mortgage loans, senior housing and healthcare facility loans by utilizing programs overseen by governmental agencies and government-sponsored entities. Ares Commercial Real Estate

Corporation elected and qualified to be taxed as a real estate investment trust for U.S. federal income tax purposes and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $88 billion of assets under management as of June 30, 2015. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call, including the Company’s estimated earnings per share for the full year 2015, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or Ares Commercial Real Estate Corporation’s future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, a federal government shut down or other disruption to the continuing operation of government agencies, government-sponsored enterprise activity and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission.  Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call, including the Company’s estimated earnings per share for the full year 2015. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

CONTACTS

Carl Drake or John Stilmar

Ares Commercial Real Estate Corporation

888-818-5298

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents ($8 and $47 related to consolidated VIEs, respectively)	$10,399	$16,551
Restricted cash	27,209	66,121
Loans held for investment ($622,874 and $848,224 related to consolidated VIEs, respectively)	1,269,954	1,462,584
Loans held for sale, at fair value	94,050	203,006
Mortgage servicing rights, at fair value	60,148	58,889
Other assets ($3,197 and $3,438 of interest receivable related to consolidated VIEs, respectively; $18,352 of other receivables related to consolidated VIEs as of December 31, 2014)	40,426	60,502
Total assets	$1,502,186	$1,867,653
LIABILITIES AND EQUITY
LIABILITIES
Secured funding agreements	$521,676	$552,799
Warehouse lines of credit	83,511	193,165
Convertible notes	68,863	68,395
Commercial mortgage-backed securitization debt (consolidated VIE)	61,856	219,043
Collateralized loan obligation securitization debt (consolidated VIE)	222,187	308,703
Allowance for loss sharing	8,953	12,349
Due to affiliate	2,689	2,735
Dividends payable	7,152	7,147
Other liabilities ($291 and $498 of interest payable related to consolidated VIEs, respectively)	33,675	22,431
Total liabilities	1,010,562	1,386,767
Commitments and contingencies
EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at September 30, 2015 and December 31, 2014, 28,609,650 and 28,586,915 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	284	284
Additional paid-in capital	421,006	420,344
Accumulated deficit	(13,717)	(17,674)
Total stockholders’ equity	407,573	402,954
Non-controlling interests in consolidated VIEs	84,051	77,932
Total equity	491,624	480,886
Total liabilities and equity	$1,502,186	$1,867,653

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$20,949	$17,967	$65,131	$50,854
Interest expense	(8,707)	(9,615)	(27,586)	(24,654)
Net interest margin	12,242	8,352	37,545	26,200
Mortgage banking revenue:
Servicing fees, net	4,114	3,868	11,938	12,581
Gains from mortgage banking activities	9,214	2,473	20,847	9,077
Provision for loss sharing	118	285	1,109	1,346
Change in fair value of mortgage servicing rights	(1,772)	(1,798)	(6,955)	(5,533)
Mortgage banking revenue	11,674	4,828	26,939	17,471
Gain on sale of loans	—	—	—	680
Total revenue	23,916	13,180	64,484	44,351
Expenses:
Management fees to affiliate	1,490	1,475	4,447	4,445
Professional fees	897	635	2,292	2,663
Compensation and benefits	5,921	4,704	15,992	13,235
Acquisition and investment pursuit costs	—	—	—	20
General and administrative expenses	1,714	2,437	5,177	7,256
General and administrative expenses reimbursed to affiliate	953	1,000	2,959	3,000
Total expenses	10,975	10,251	30,867	30,619
Income from operations before income taxes	12,941	2,929	33,617	13,732
Income tax expense (benefit)	1,231	(1,173)	1,349	(1,764)
Net income attributable to ACRE	11,710	4,102	32,268	15,496
Less: Net income attributable to non-controlling interests	(2,331)	—	(6,860)	—
Net income attributable to common stockholders	$9,379	$4,102	$25,408	$15,496
Net income per common share:
Basic and diluted earnings per common share	$0.33	$0.14	$0.89	$0.54
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,505,729	28,464,613	28,493,989	28,453,719
Diluted weighted average shares of common stock outstanding	28,609,650	28,604,798	28,593,496	28,582,353
Dividends declared per share of common stock	$0.25	$0.25	$0.75	$0.75

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION

AS OF SEPTEMBER 30, 2015

(in thousands)

(unaudited)

	Principal Lending	Mortgage Banking	Total
Cash and cash equivalents	$5,103	$5,296	$10,399
Restricted cash	11,689	15,520	27,209
Loans held for investment	1,269,954	—	1,269,954
Loans held for sale, at fair value	—	94,050	94,050
Mortgage servicing rights, at fair value	—	60,148	60,148
Other assets	20,087	20,339	40,426
Total Assets	$1,306,833	$195,353	$1,502,186

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

THREE MONTHS ENDED SEPTEMBER 30, 2015

SEGMENT STATEMENT OF OPERATIONS

(in thousands)

(unaudited)

	Principal Lending	Mortgage Banking		Total
Net interest margin:
Interest income from loans held for investment	$20,949	$—		$20,949
Interest expense	(8,707)	—	(2)	(8,707)
Net interest margin	12,242 (1)	—		12,242

Mortgage banking revenue:
Servicing fees, net	—	4,114	(2)	4,114
Gains from mortgage banking activities	—	9,214		9,214
Provision for loss sharing	—	118		118
Change in fair value of mortgage servicing rights	—	(1,772)		(1,772)
Mortgage banking revenue	—	11,674		11,674
Total revenue	12,242	11,674		23,916

Expenses:
Management fees to affiliate	1,351	139		1,490
Professional fees	617	280		897
Compensation and benefits	—	5,921		5,921
General and administrative expenses	698	1,016		1,714
General and administrative expenses reimbursed to affiliate	840	113		953
Total expenses	3,506	7,469		10,975
Income from operations before income taxes	8,736	4,205		12,941
Income tax expense	3	1,228		1,231
Net income attributable to ACRE	8,733	2,977		11,710
Less: Net income attributable to non-controlling interests	(2,331)	—		(2,331)
Net income attributable to common stockholders	$6,402	$2,977		$9,379

(1)                                 Revenues from two of the Company’s borrowers in the principal lending segment represented approximately 25.9% of the Company’s consolidated revenues for the three months ended September 30, 2015.

(2)                                 Interest expense does not include interest expense related to the intercompany notes. Additionally, servicing fees, net does not include servicing fee revenue related to the primary servicing of ACRE’s loan portfolio by ACRE Capital. The intercompany interest expense and servicing fee revenue are eliminated in the consolidated financial statements of the Company. If intercompany interest expense and servicing fee revenue were included in the consolidated financial statements, interest expense, servicing fees, net and net income for the three months ended September 30, 2015 would have been $1.1 million, $4.2 million and $2.0 million, respectively, for mortgage banking.

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

NINE MONTHS ENDED SEPTEMBER 30, 2015

SEGMENT STATEMENT OF OPERATIONS

(in thousands)

(unaudited)

	Principal Lending	Mortgage Banking		Total
Net interest margin:
Interest income from loans held for investment	$65,131	$—		$65,131
Interest expense	(27,586)	—	(2)	(27,586)
Net interest margin	37,545 (1)	—		37,545

Mortgage banking revenue:
Servicing fees, net	—	11,938	(2)	11,938
Gains from mortgage banking activities	—	20,847		20,847
Provision for loss sharing	—	1,109		1,109
Change in fair value of mortgage servicing rights	—	(6,955)		(6,955)
Mortgage banking revenue	—	26,939		26,939
Total revenue	37,545	26,939		64,484

Expenses:
Management fees to affiliate	4,040	407		4,447
Professional fees	1,535	757		2,292
Compensation and benefits	—	15,992		15,992
General and administrative expenses	2,144	3,033		5,177
General and administrative expenses reimbursed to affiliate	2,591	368		2,959
Total expenses	10,310	20,557		30,867
Income from operations before income taxes	27,235	6,382		33,617
Income tax expense (benefit)	(15)	1,364		1,349
Net income attributable to ACRE	27,250	5,018		32,268
Less: Net income attributable to non-controlling interests	(6,860)	—		(6,860)
Net income attributable to common stockholders	$20,390	$5,018		$25,408

(1)                                 Revenues from two of the Company’s borrowers in the principal lending segment represented approximately 28.6% of the Company’s consolidated revenues for the nine months ended September 30, 2015.

(2)                                 Interest expense does not include interest expense related to the intercompany notes. Additionally, servicing fees, net does not include servicing fee revenue related to the primary servicing of ACRE’s loan portfolio by ACRE Capital. The intercompany interest expense and servicing fee revenue are eliminated in the consolidated financial statements of the Company. If intercompany interest expense and servicing fee revenue were included in the consolidated financial statements, interest expense, servicing fees, net and net income for the nine months ended September 30, 2015 would have been $3.2 million, $12.3 million and $2.2 million, respectively, for mortgage banking.